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                                                                   EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Imperial Holly Corporation of our report dated November 18, 1996 relating to the financial statements of Savannah Foods & Industries, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP

Atlanta, Georgia
January 23, 1998